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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2002

Advance Stores Company, Incorporated
(Exact name of registrant as specified in its charter)

Virginia	333-56013	54-0118110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5673 Airport Road, N.W., Roanoke, Virginia	24012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 362-4911

(Former name or former address, if changed since last report.)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure.

        Reference is made to the press release of Advance Auto Parts, Inc. issued on July 1, 2002, which contains information meeting the requirements of this Item 5, and which is incorporated herein by this reference. A copy of this press release is attached to this Form 8-K as Exhibit 99.

Item 7.    Financial Statements and Exhibits.

None.

(c)  Exhibits.

Exhibit Number	Description

99	Press release of Advance Auto Parts, Inc. dated July 1, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE STORES COMPANY, INCORPORATED (Registrant)

By:	/s/ JEFFREY T. GRAY
Jeffrey T. Gray Senior Vice President, Controller and Assistant Secretary

Date: July 3, 2002

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of Advance Auto Parts, Inc. dated July 1, 2002